Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Barry E. Stewart

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Inc. Reports Fourth Quarter and Fiscal Year End December 31, 2004 Financial Results

ORLANDO, Fla. – February 24, 2005 – Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today reported that net revenues for the fourth quarter ended December 31, 2004 were $135.8 million versus net revenues of $140.6 million for the same period last year. The Company reported net earnings of $10.0 million for the fourth quarter as compared to net earnings of $7.8 million for the fourth quarter of 2003. Diluted earnings per share were $0.39 for the fourth quarter ended December 31, 2004 versus diluted earnings per share of $0.31 for the same period last year.

For the fiscal year ended December 31, 2004, net revenues were $534.5 million versus $581.2 million for the fiscal year ended December 31, 2003. The Company reported net earnings of $38.2 million for the fiscal year ended December 31, 2004 as compared to net earnings of $8.4 million for the comparable period last year. Diluted earnings per share were $1.48 for the fiscal year ended December 31, 2004 as compared to diluted earnings per share of $0.32 for the fiscal year ended December 31, 2003. Improvements to diluted earnings per share are primarily attributable to the Company’s continuing cost control activities and by the normalization of depreciation and amortization. As previously reported, the Company changed the depreciable lives of certain assets in 2003 for certain assets acquired from its predecessor company.

Respiratory therapy equipment and services revenues represented 85.6% and 86.6% of total revenue for the fourth quarter and the fiscal year ended December 31, 2004, versus 85.9% and 83.9%, for the fourth quarter and the fiscal year ended December 31, 2003, respectively. Durable medical equipment (DME) revenues represented 13.4% and 12.2% of total revenue for the fourth quarter and the fiscal year ended December 31, 2004, respectively, versus 13.0% and 14.7% for the same periods last year.

EBITDA was $44.6 million and $48.8 million, for the fourth quarter ended December 31, 2004 and December 31, 2003, respectively. EBITDA was $177.4 million for the fiscal year ended December 31, 2004, versus $176.2 million for the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2004, the Company completed the repurchase of $13.0 million of its 9 1/2% Senior Subordinated Notes due 2012, at a premium, which resulted in a $0.9 million charge to selling, general and administrative expenses for the loss on the extinguishment of debt.

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies.

Set forth below is a comparable reconciliation of the Company’s net earnings to EBITDA:

Comparable reconciliation of Net Earnings to EBITDA (Dollars in Thousands)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2003 (As restated)	2004	2003 (As restated)	2004
Net earnings	$7,796	$10,036	$8,413	$38,217
Income taxes	6,017	9,547	6,774	28,931
Interest expense, net	10,096	7,795	41,349	33,696
Depreciation & amortization	24,904	17,178	119,647	76,553

EBITDA	$48,813	$44,556	$176,183	$177,397

Philip L. Carter, President and Chief Executive Officer, commented that, “We are pleased to report another solid quarter and fiscal year in 2004.” Mr. Carter added, “With the finalization of the inhalation drug dispensing fees in December 2004, Rotech expects to continue offering inhalation drugs to Medicare patients in 2005.”

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2003	December 31, 2004
Assets

Current assets:
Cash and cash equivalents	$20,980	$64,823
Accounts receivable, net	81,862	76,806
Other accounts receivable	892	1,172
Inventories	7,989	8,726
Other current assets	19,580	18,470

Total current assets	131,303	169,997

Property and equipment, net	150,752	129,403
Identifiable intangible assets, net	17,684	16,610
Other goodwill	11,256	11,256
Reorganization value in excess of value of identifiable assets - goodwill	668,347	668,347
Other assets	13,941	12,551

	$993,283	$1,008,164

Liabilities and Stockholders’ Equity

Current liabilities:
Current and accrued liabilities	$67,327	$55,273
Current portion of long term debt	692	439
Current portion of capital leases	0	207

Total current liabilities	68,019	55,919

Deferred tax liabilities	25,905	50,049
Priority tax claim	8,352	4,907
Capital leases, less current portion	0	293
Long term debt, less current portion	367,308	329,232

Series A Convertible Redeemable Preferred Stock	6,101	6,243

Stockholders’ equity:

Common stock	3	3
Additional paid-in capital	495,881	502,037
Retained earnings	21,714	59,481

Total stockholders’ equity	517,598	561,521

	$993,283	$1,008,164

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands except share and per share data)

	Three Months Ended December 31, 2003 (As restated)	Three Months Ended December 31, 2004	Fiscal year Ended December 31, 2003 (As restated)	Fiscal year Ended December 31, 2004
Net revenues	$140,584	$135,751	$581,221	$534,503

Gross profit	107,018	103,259	404,502	402,558
Costs and expenses:
Provision for doubtful accounts	5,728	2,950	20,033	15,214
Selling, distribution and administrative	77,381	75,447	327,903	289,016

Total costs and expenses	83,109	78,397	347,936	304,230

Operating income	23,909	24,862	56,566	98,328
Interest expense, net	10,096	7,795	41,349	33,696
Other (income)	0	(2,516)	0	(2,516)

Total other expense	10,096	5,279	41,349	31,180
Earnings before income taxes	13,813	19,583	15,217	67,148
Federal and state income tax expense	6,017	9,547	6,774	28,931

Earnings before extraordinary items and cumulative effect of change in accounting principle	7,796	10,036	8,443	38,217
Cumulative effect of change in accounting principle	0	0	(30)	0

Net earnings	7,796	10,036	8,413	38,217
Accrued dividends on redeemable preferred stock	0	131	225	450

Net earnings available for common stockholders	$7,796	$9,905	$8,188	$37,767

Net earnings per common share – basic	$0.31	$0.39	$0.33	$1.50
Net earnings per common share – diluted	$0.31	$0.39	$0.32	$1.48
Weighted average shares outstanding – basic	25,039,103	25,262,300	25,010,881	25,146,315
Weighted average shares outstanding – diluted	25,263,186	25,890,720	25,363,107	25,744,016

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three Months Ended December 31, 2003 (As restated)	Three Months Ended December 31, 2004	Fiscal year Ended December 31, 2003 (As restated)	Fiscal year Ended December 31, 2004
Net earnings	$7,796	$9,905	$8,413	$37,767

Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for doubtful accounts	5,728	2,950	20,033	15,214
Depreciation and amortization	27,191	17,607	124,393	79,124
Loss on disposal of fixed assets	276	61	367	371
Loss on extinguishment of debt	0	0	0	910
Net change in operating assets and liabilities	2,660	(7,074)	(5,217)	1,408

Net cash provided by operating activities	43,651	23,449	147,989	134,794

Cash flows from investing activities:
Purchases of property and equipment	(9,204)	(15,459)	(41,993)	(54,503)
Business acquisitions	(1,156)	0	(3,029)	0

Net cash used in investing activities	(10,360)	(15,459)	(45,022)	(54,503)

Cash flows from financing activities:
Payments of long term borrowings	(30,000)	(110)	(110,513)	(39,239)
Payments of priority tax claims	(142)	(2,174)	(605)	(3,445)
Borrowings under capital leases	0	500	0	500
Net proceeds from stock option exercises	442	2,836	829	5,736
Adjustment to Series A Convertible Preferred Stock to fair value	0	0	290	0

Net cash (used) provided by financing activities	(29,700)	1,052	(109,999)	(36,448)

Increase (decrease) in cash and cash equivalents	3,591	9,042	(7,032)	43,843

Cash and cash equivalents, beginning of period	17,389	55,781	28,012	20,980

Cash and cash equivalents, end of period	$20,980	$64,823	$20,980	$64,823